SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 10

GENERAL FORM FOR REGISTRATION OF SECURITIES OF SMALL BUSINESS ISSUERS
UNDER SECTION 12(b) OR (g) OF THE SECURITIES EXCHANGE ACT OF 1934

DARWIN RESOURCES, INC.
(FORMERLY KNOWN AS VITECH AMERICA, INC.)

(Name of Small Business Issuer in Its Charter)

Delaware	26-1762478
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

2202 N. West Shore Blvd, Suite 200, Tampa, FL 33607

(Address of Principal Executive Offices) (Zip Code)

Issuer's Telephone Number: 702-448-7113

Securities to be registered under Section 12(b) of the Exchange Act:

Title of class to be so registered:	Name of each exchange on which each class is to be registered:
None	None

Securities to be registered under Section 12(g) of the Exchange Act:

Common stock, $.000001 par value

(Title of class)

FORWARD-LOOKING STATEMENTS

Some of the statements contained in this registration statement on Form 10 of Darwin Resources Inc. (hereinafter the "Company", "We" or "Darwin Resources") discuss future expectations, contain projections of our plan of operation or financial condition or state other forward-looking information. In this registration statement, forward-looking statements are generally identified by the words such as "anticipate", "plan", "believe", "expect", "estimate", and the like. Forward-looking statements involve future risks and uncertainties, there are factors that could cause actual results or plans to differ materially from those expressed or implied. These statements are subject to known and unknown risks, uncertainties, and other factors that could cause the actual results to differ materially from those contemplated by the statements.

The forward-looking information is based on various factors and is derived using numerous assumptions. A reader whether investing in the Company's securities or not, should not place undue reliance on these forward-looking statements, which apply only as of the date of this Registration Statement. Important factors that may cause actual results to differ from projections include, for example:

-	the success or failure of management's efforts to implement the Company's plan of operation;
-	the ability of the Company to fund its operating expenses;
-	the ability of the Company to compete with other companies that have a similar plan of operation;
-	the effect of changing economic conditions impacting our plan of operation;
-	the ability of the Company to meet the other risks as may be described in future filings with the SEC.

Readers are cautioned not to place undue reliance on the forward-looking statements contained herein, which speak only as of the date hereof. We believe the information contained in this Form 10-SB to be accurate as of the date hereof. Changes may occur after that date. We will not update that information except as required by law in the normal course of its public disclosure practices. Additionally, the following discussion regarding our financial condition and results of operations should be read in conjunction with the financial statements and related notes.

PART I

ITEM 1.    DESCRIPTION OF BUSINESS

HISTORY

Darwin Resources, Inc. (the "Company") was originally incorporated on June 24, 1993 in the State of Florida as Vitech America, Inc. On September 28, 2007, Darwin Resources, Inc., merged with Vitech America, Inc., so as to effect a redomicile to Delaware and a name change. Darwin Resources, Inc., was incorporated in Delaware for the purpose of merging with Vitech America, Inc.

The Company was originally engaged as a manufacturer and distributor of computer equipment and related markets in Brazil.  The Company evolved into a vertically integrated manufacturer and integrator of complete computer systems and business network systems selling directly to end-users.  A diversified customer base widely distributed throughout Brazil was developed.  In September of 1996, the Company had over 8,000 customers and established a clearly defined channel for marketing additional hardware products, such as updated peripheral products, new computers, new network products as well as services, such as internet access services.  The Company marketed its products throughout Brazil under the trademarks EasyNet, MultiShow, and Vitech Vision.

On August 17, 2001, the Company filed a voluntary Chapter 7 petition under the U.S. Bankruptcy Code in the U.S. Bankruptcy Court for the Southern District of Florida (case no. 01-18857). As a result of the filing, all of the Company's properties were transferred to a United States Trustee and the Company terminated all of its business operations. The Bankruptcy Trustee has disposed of all of the assets. On March 14, 2007, the Chapter 7 bankruptcy was closed by the U.S. Bankruptcy Court Southern District of Florida.

Since August 2001, the Company has not engaged in any business operations, and has not filed the reports required by the Securities and Exchange Commission. In addition, on or about October 4, 2002, the Florida Secretary of State revoked the Company's corporate charter. Accordingly, the Company had abandoned its business.

On June 21, 2007, pursuant to its Order Granting the "plaintiff’s motion for acceptance of receiver’s report and release of receiver" (the "Order") and to close the case, Brian Goldenberg as receiver of the Company pursuant to Florida Statue 607, the Eleventh Judicial Circuit, In and For Miami-Dade County, Florida was released as receiver of the Company.   The purpose of appointing the receiver was to determine if the Company could be reactivated and operated in such a manner so that the Company can be productive and successful.  Pursuant to Section 607.1432 of the Florida Statutes, alternative remedies to dissolution and liquidation would be determined as to whether the Company could be saved. The actions of the receivership include:

-	To settle the affairs, collect the outstanding debts, sell and convey the property, real and personal
-
To demand, sue for, collect, receive and take into his or their possession all the goods and chattels, rights and credits, moneys and effects, lands and tenements, books, papers, choses in action, bills, notes and property, of every description of the Company.

-	To institute suits at law or in equity for the recovery of any estate, property, damages or demands existing in favor of the Company.
-	Provided that the authority of the receivership is to continue the business of the Company and not to liquidate its affairs or distribute its assets
-	To exercise the rights and authority of a Board of Directors and Officers in accordance with state law, the articles and bylaws

In accordance with the Order, Mr. Goldenberg appointed Mark Rentschler as sole interim Director and President.

In September 2007, the Company changed its name to Darwin Resources, Inc. The Company raised operating capital through the sale of equity securities, which the Company used to recruit and organize management, and to finance the initial costs associated with corporate strategic planning and development.

CHANGE OF CONTROL

On May 15, 2007, Mark Rentschler contributed an estimated $50,000 as paid in capital to the Company. The Company is to use these funds to pay the costs and expenses necessary to revive the registrant's business operations. Such expenses include, without limitation, fees to reinstate the Company's corporate charter with the State of Florida; payment of all past due franchise taxes; settling all past due accounts with the registrant's transfer agent; accounting and legal fees; and costs associated with bringing the registrant current with its filings with the Securities and Exchange Commission, etc.

On June 28, 2007, in consideration for the capital contribution by Mark Rentschler, the Company issued Downing Street Corp., 5,000,000 shares of its newly created Series B Preferred Stock, which represented approximately 19.58% of the total ownership of the Company as of June 6, 2008 in accordance with the Order.  The preferred stock carried voting rights which effectively made Downing Street Corp., the holder of approximately 99% of the voting rights in the Company's outstanding common and preferred stock.  The voting rights also provided that in no event will the preferred stock voting rights consist of less than 51% of the total voting rights in the Company's outstanding common and preferred stock.

Downing Street Corp., (“DSC”) is a business consulting firm, for the purpose of advising the company as to potential business combinations.  Mr. Rentschler is the managing director of DSC.

Accordingly, DSC is an affiliated entity.

On September 28, 2007, Darwin Resources Inc. was incorporated in Delaware for the purpose of merging with Vitech America, Inc., a Florida Corporation, so as to effect a re-domicile to Delaware.  The Delaware Corporation is authorized to issue 500,000,000 shares of $0.000001 par value common stock and 8,000,000 shares of $0.000001 par value preferred stock. On September 28, 2007, both Vitech America, the Florida corporation and Darwin Resources, the Delaware corporation, signed and filed Articles of Merger, with the respective states, pursuant to which the Delaware corporation, Darwin Resources, was the surviving entity.  The shareholders of record of Vitech America, Inc. received 1 share of new common stock for every 1 share of Vitech America common stock and 1 share of new preferred stock for every 1 share of preferred stock they owned.

On September 28, 2007, the Company changed its name to Darwin Resources Inc. The name was not meant to be indicative of the Company's business plan or purpose. As more fully described herein under the heading "Current Business Plan", Darwin Resources’s current business plan is to seek, investigate and, if such investigation warrants, acquire an interest in business opportunities presented to it by persons or firms who or which desire to seek the perceived advantages of an Exchange Act registered corporation.

On January 31, 2008, the Company's trading symbol was changed to "DRWN.PK."

As of June 6, 2008, the Company is not in negotiations with, nor does it have any agreements with any potential merger candidates.

CURRENT BUSINESS PLAN

Darwin Resources is a shell company in that it has no or nominal operations and either no or nominal assets. At this time, Darwin Resources’ purpose is to seek, investigate and, if such investigation warrants, acquire an interest in business opportunities presented to it by persons or firms who or which desire to seek the perceived advantages of an Exchange Act registered corporation. The Company will not restrict its search to any specific business, industry, or geographical location and the Company may participate in a business venture of virtually any kind or nature. This discussion of the proposed business is purposefully general and is not meant to be restrictive of the Company's virtually unlimited discretion to search for and enter into potential business opportunities. Management anticipates that it may be able to participate in only one potential business venture because the Company has nominal assets and limited financial resources.  This lack of diversification should be considered a substantial risk to shareholders of the Company because it will not permit the Company to offset potential losses from one venture against gains from another. Darwin Resources’ common stock has been subject to quotation on the pink sheets. There is not currently an active trading market in the Company's shares nor do we believe that any active trading market has existed for the last two years. There can be no assurance that there will be an active trading market for our securities following the effective date of this Registration Statement. In the event that an active trading market commences, there can be no assurance as to the market price of our shares of common stock, whether any trading market will provide liquidity to investors, or whether any trading market will be sustained.

Management has substantial flexibility in identifying and selecting a prospective new business opportunity. Darwin Resources would not be obligated nor does management intend to seek pre-approval by our shareholders.

Darwin Resources may seek a business opportunity with entities which have recently commenced operations, or which wish to utilize the public marketplace in order to raise additional capital in order to expand into new products or markets, to develop a new product or service, or for other corporate purposes.

Darwin Resources may acquire assets and establish wholly owned subsidiaries in various businesses or acquire existing businesses as subsidiaries.

Darwin Resources intends to promote itself privately. The Company has not yet begun such promotional activities. The Company anticipates that the selection of a business opportunity in which to participate will be complex and risky. Due to general economic conditions, rapid technological advances being made in some industries and shortages of available capital, management believes that there are numerous firms seeking the perceived benefits of a publicly registered corporation. Such perceived benefits may include facilitating or improving the terms on which additional equity financing may be sought, providing liquidity for incentive stock options or similar benefits to key employees, providing liquidity (subject to restrictions of applicable statutes), for all shareholders, and other factors. Potentially, available business opportunities may occur in many different industries and at various stages of development, all of which will make the task of comparative investigation and analysis of such business opportunities difficult and complex.

Darwin Resources has, and will continue to have, little or no capital with which to provide the owners of business opportunities with any significant cash or other assets. However, management believes the Company will be able to offer owners of acquisition candidates the opportunity to acquire a controlling ownership interest in a publicly registered company without incurring the cost and time required to conduct an initial public offering. The owners of the business opportunities will, however, incur significant legal and accounting costs in connection with the acquisition of a business opportunity, including the costs of preparing Form 8K's, 10K's or 10KSB's, agreements and related reports and documents. The Securities Exchange Act of 1934 (the "Exchange Act"), specifically requires that any merger or acquisition candidate comply with all applicable reporting requirements, which will likely include providing audited financial statements of the acquisition candidate company for at least the two most recently completed fiscal years, which are to be included within the numerous filings relevant to complying with the Exchange Act. Nevertheless, the officer and director of Darwin Resources has not conducted market research and is not aware of statistical data which would support the perceived benefits of a merger or acquisition transaction for the owners of a business opportunity. The analysis of new business opportunities will be undertaken by, or under the supervision of, the officer and director of the Company with such outside assistance as he may deem appropriate. Management intends to concentrate on identifying preliminary prospective business opportunities, which may be brought to its attention through present associations of the Company's officer and director. In analyzing prospective business opportunities, management will consider such matters as the available technical, financial and managerial resources; working capital and other financial requirements; history of operations, if any; prospects for the future; nature of present and expected competition; the quality and experience of management services which may be available and the depth of that management; the potential for further research, development, or exploration; specific risk factors not now foreseeable but which then may be anticipated to impact the proposed activities of the Company; the potential for growth or expansion; the potential for profit; the perceived public recognition of acceptance of products, services, or trades; name identification; and other relevant factors. Management of Standard Commerce expects to meet personally with management and key personnel of the business opportunity as part of the investigation. To the extent possible, the Company intends to utilize written reports and investigation to evaluate the above factors. The Company will not acquire or merge with any company for which audited financial statements are not available.

The foregoing criteria are not intended to be exhaustive and there may be other criteria that management may deem relevant. In connection with an evaluation of a prospective or potential business opportunity, management may be expected to conduct a due diligence review.

Management of Darwin Resources has limited experience in managing companies similar to the Company and shall mainly rely upon his own efforts, in accomplishing the business purposes of the Company. The Company may from time to time utilize outside consultants or advisors to effectuate its business purposes described herein. No policies have been adopted regarding use of such consultants or advisors, the criteria to be used in selecting such consultants or advisors, the services to be provided, the term of service, or regarding the total amount of fees that may be paid. However, because of the limited resources of the Company, it is likely that any such fee the Company agrees to pay would be paid in stock and not in cash. The Company will not restrict its search for any specific kind of business, but may acquire a venture which is in its preliminary or development stage, which is already in operation, or in essentially any stage of its corporate life. It is impossible to predict at this time the status of any business in which the Company may become engaged, in that such business may need to seek additional capital, may desire to have its shares publicly traded, or may seek other perceived advantages which the Company may offer. However, Darwin Resources does not intend to obtain funds in one or more private placements to finance the operation of any acquired business opportunity until such time as the Company has successfully consummated such a merger or acquisition.

The time and costs required to pursue new business opportunities, which includes negotiating and documenting relevant agreements and preparing requisite documents for filing pursuant to applicable securities laws, can not be ascertained with any degree of certainty.

Management intends to devote such time as it deems necessary to carry out the Company's affairs. The exact length of time required for the pursuit of any new potential business opportunities is uncertain. No assurance can be made that we will be successful in our efforts. We cannot project the amount of time that our management will actually devote to our plan of operation.

Darwin Resources intends to conduct its activities so as to avoid being classified as an "Investment Company" under the Investment Company Act of 1940, and therefore avoid application of the costly and restrictive registration and other provisions of the Investment Company Act of 1940 and the regulations promulgated thereunder.

DARWIN RESOURCES IS A BLANK CHECK COMPANY

At present, Darwin Resources is a blank check company with no revenues and has no specific business plan or purpose. Darwin Resources’ business plan is to seek new business opportunities or to engage in a merger or acquisition with an unidentified company. As a result, Darwin Resources is a blank check company and any offerings of our securities needs to comply with Rule 419 under the Act. Darwin Resources has no current plans to engage in any such offerings.

DARWIN RESOURCES' COMMON STOCK IS CONSIDERED TO BE PENNY STOCK

Darwin Resources‘ common stock is a "penny stock," as defined in Rule 3a51-1 under the Exchange Act. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its sales person in the transaction, and monthly account statements showing the market value of each penny stock held in the customer's account. In addition, the penny stock rules require that the broker-dealer, not otherwise exempt from such rules, must make a special written determination that the penny stock is suitable for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure rules have the effect of reducing the level of trading activity in the secondary market for a stock that becomes subject to the penny stock rules. So long as the common stock of Darwin Resources is subject to the penny stock rules, it may be more difficult to sell our common stock.

ACQUISITION OF OPPORTUNITIES

Management owns 5,000,000 of Series B Preferred shares of Darwin Resources (the “Preferred Shares”). The Preferred Shares carry super-voting rights such that management has control over the Company with approximately 99% of the outstanding votes. As a result, management will have substantial flexibility in identifying and selecting a prospective new business opportunity. In implementing a structure for a particular business acquisition, the Company may become a party to a merger, consolidation, reorganization, joint venture, or licensing agreement with another corporation or entity. It may also acquire stock or assets of an existing business. On the consummation of a transaction, it is probable that the present management and shareholders of the Company will no longer be in control of the Company. In addition, the Company's directors may, as part of the terms of the acquisition transaction, resign and be replaced by new directors without a vote of the Company's shareholders or may sell their stock in the Company. Any and all such sales will only be made in compliance with the securities laws of the United States and any applicable state.

It is anticipated that any securities issued in any such reorganization would be issued in reliance upon an exemption from registration under applicable federal and state securities laws. In some circumstances, however, as a negotiated element of its transaction, the Company may agree to register all or a part of such securities immediately after the transaction is consummated or at specified times thereafter. If such registration occurs, of which there can be no assurance, it will be undertaken by the surviving entity after the Company has successfully consummated a merger or acquisition.

As part of Darwin Resources’ investigation, the officer and director of the Company may personally meet with management and key personnel, may visit and inspect material facilities, obtain analysis and verification of certain information provided, check references of management and key personnel, and take other reasonable investigative measures, to the extent of the Company's limited financial resources and management expertise.

With respect to any merger or acquisition, negotiations with target company management are expected to focus on the percentage of the Company which the target company shareholders would acquire in exchange for all of their shareholdings in the target company. Depending upon, among other things, the target company's assets and liabilities, the Company's shareholders will in all likelihood hold a substantially lesser percentage ownership interest in the Company following any merger or acquisition. The percentage ownership may be subject to significant reduction in the event the Company acquires a target company with substantial assets. Any merger or acquisition effected by the Company can be expected to have a significant dilutive effect on the percentage of shares held by the Company's then shareholders.

Darwin Resources will participate in a business opportunity only after the negotiation and execution of appropriate written agreements. Although the terms of such agreements cannot be predicted, generally such agreements will require some specific representations and warranties by all of the parties thereto, will specify certain events of default, will detail the terms of closing and the conditions which must be satisfied by each of the parties prior to and after such closing, will outline the manner of bearing costs, including costs associated with the Company's attorneys and accountants, will set forth remedies on default and will include miscellaneous other terms.

Darwin Resources does not intend to provide its security holders with any complete disclosure documents, including audited financial statements, concerning an acquisition or merger candidate and its business prior to the consummation of any acquisition or merger transaction.

RISK FACTORS

FORWARD-LOOKING STATEMENTS

This registration statement on Form 10 contains forward-looking statements that are based on current expectations, estimates, forecasts and projections about us, our future performance, the market in which we operate, our beliefs and our management's assumptions. In addition, other written or oral statements that constitute forward-looking statements may be made by us or on our behalf. Words such as "expects", "anticipates", "targets", "goals", "projects", "intends", "plans", "believes", "seeks", "estimates", variations of such words and similar expressions are intended to identify such forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict or assess. Therefore, actual outcomes and results may differ materially from what is expressed or forecast in such forward-looking statements.

DEPENDENCE ON KEY PERSONNEL

Darwin Resources is dependent upon the continued services of its sole officer and director, Mark Rentschler. To the extent that his services become unavailable, Darwin Resources will be required to obtain other qualified personnel and there can be no assurance that it will be able to recruit and hire qualified persons upon acceptable terms.

LIMITED RESOURCES; NO PRESENT SOURCE OF REVENUES.

At present, our business activities are limited to seeking potential business opportunities. Due to our limited financial and personnel resources, there is only a limited basis upon which to evaluate our prospects for achieving our intended business objectives. We have only limited resources and have no operating income, revenues or cash flow from operations. Our management is providing us with funding, on an as needed basis, necessary for us to continue our corporate existence and our business objective to seek new business opportunities, as well as funding the costs, including professional accounting fees, of registering its securities under the Exchange Act and continuing to be a reporting company under the Exchange Act. We have no written agreement with our management to provide any interim financing for any period. In addition, we will not generate any revenues unless and until we enter into a new business, of which there can be no assurance. As of December 31, 2007 and through the date of this registration statement, we had no cash or cash equivalents.

CONFLICTS OF INTEREST

Our management is not required to commit his full time to our affairs. As a result, pursuing new business opportunities may require a greater period of time than if he would devote his full time to our affairs. Management is not precluded from serving as an officer or director of any other entity that is engaged in business activities similar to those of Darwin Resources, though management is not currently serving in such a position. Management has not identified and is not currently negotiating a new business opportunity for us. In the future, management may become associated or affiliated with entities engaged in business activities similar to those we intend to conduct. In such event, management may have conflicts of interest in determining to which entity a particular business opportunity should be presented. In general, officers and directors of a Delaware corporation are required to present certain business opportunities to such corporation. In the event that our management has multiple business affiliations, he may have similar legal obligations to present certain business opportunities to multiple entities. In the event that a conflict of interest shall arise, management will consider factors such as reporting status, availability of audited financial statements, current capitalization and the laws of jurisdictions. If several business opportunities or operating entities approach management with respect to a business combination, management will consider the foregoing factors as well as the preferences of the management of the operating company. However, management will act in what he believes will be in the best interests of the shareholders of Darwin Resources and other respective public companies. Darwin Resources shall not enter into a transaction with a target business that is affiliated with management.

COMPETITION

Darwin Resources will remain an insignificant participant among the firms which engage in the acquisition of business opportunities. There are many established venture capital and financial concerns which have significantly greater financial and personnel resources and technical expertise than the Company. In view of Darwin Resources’ combined extremely limited financial resources and limited management availability, the Company will continue to be at a significant competitive disadvantage compared to the Company's competitors

BROAD DISCRETION OF MANAGEMENT

Any person who invests in our securities will do so without an opportunity to evaluate the specific merits or risks of any potential new prospective business in which we may engage. As a result, investors will be entirely dependent on the broad discretion and judgment of management in connection with the selection of a prospective business. There can be no assurance that determinations made by our management will permit us to achieve our business objectives.

ABSENCE OF SUBSTANTIVE DISCLOSURE RELATING TO PROSPECTIVE BUSINESS

As of the date of this registration statement, we have not yet identified any prospective business or industry in which we may seek to become involved and at present we have no information concerning any prospective business. There can be no assurance that any prospective business opportunity will benefit shareholders or prove to be more favorable to shareholders than any other investment that may be made by shareholders and investors.

THERE IS NO ACTIVE MARKET FOR OUR COMMON STOCK AND NONE MAY DEVELOP OR BE SUSTAINED

There is currently no active trading market in our shares. There can be no assurance that there will be an active trading market for our securities following commencement of a new business. In the event that an active trading market commences, there can be no assurance as to the market price of our shares of common stock, whether any trading market will provide liquidity to investors, or whether any trading market will be sustained.

UNSPECIFIED INDUSTRY FOR NEW PROSPECTIVE BUSINESS OPPORTUNITIES; UNASCERTAINABLE RISKS

There is no basis for shareholders to evaluate the possible merits or risks of potential new business opportunities or the particular industry in which we may ultimately operate. To the extent that we effect a business combination with a financially unstable entity or an entity that is in its early stage of development or growth, including entities without established records of revenues or income, we will become subject to numerous risks inherent in the business and operations of that financially unstable company. In addition, to the extent that we effect a business combination with an entity in an industry characterized by a high degree of risk, we will become subject to the currently unascertainable risks of that industry. A high level of risk frequently characterizes certain industries that experience rapid growth. Although management will endeavor to evaluate the risks inherent in a particular new prospective business or industry, there can be no assurance that we will properly ascertain or assess all such risks or that subsequent events may not alter the risks that we perceive at the time of the consummation of any new business opportunity.

ADDITIONAL FINANCING REQUIREMENTS

Darwin Resources has no revenues and is dependent upon the willingness of management to fund the costs associated with the reporting obligations under the Exchange Act, and other administrative costs associated with our corporate existence.  As of December 31, 2007, Darwin Resources has incurred $103,538 for general and administrative expenses, including accounting fees, reinstatment fees, and other professional fees related to the preparation and filing of this registration statement under the Exchange Act.  We may not generate any revenues unless and until the commencement of new business operations.

We believe that management will continue to provide sufficient funds to pay accounting and professional fees and other expenses to fulfill our reporting obligations under the Exchange Act until we commence business operations. In the event that our available funds from our management and affiliates prove to be insufficient, we will be required to seek additional financing. Our failure to secure additional financing could have a material adverse affect on our ability to pay the accounting and other fees in order to continue to fulfill our reporting obligations and pursue our business plan. We do not have any arrangements with any bank or financial institution to secure additional financing and there can be no assurance that any such arrangement would be available on terms acceptable and in our best interests. We do not have any written agreement with our affiliates to provide funds for our operating expenses.

STATE BLUE SKY REGISTRATION; POTENTIAL LIMITATIONS ON RESALE OF THE SECURITIES

The holders of our shares of common stock and those persons who desire to purchase our stock in any trading market that might develop, should be aware that there may be state blue-sky law restrictions upon the ability of investors to resell our securities. Accordingly, investors should consider the secondary market for Darwin Resources’ securities to be a limited one. It is the present intention of Darwin Resources’ management, after the commencement of new business operations, to seek coverage and publication of information regarding our Company in an accepted publication manual which permits a manual exemption. The manual exemption permits a security to be distributed in a particular state without being registered if the Company issuing the security has a listing for that security in a securities manual recognized by the state. However, it is not enough for the security to be listed in a recognized manual. The listing entry must contain (1) the names of issuer's officers, and directors, (2) an issuer's balance sheet, and (3) a profit and loss statement for either the fiscal year preceding the balance sheet or for the most recent fiscal year of operations. Furthermore, the manual exemption is a non-issuer exemption restricted to secondary trading transactions, making it unavailable for issuers selling newly issued securities. Most of the accepted manuals are those published in Standard and Poor's, Moody's Investor Service, Fitch's Investment Service, and Best's Insurance Reports, and many states expressly recognize these manuals. A smaller number of states declare that they "recognize securities manuals" but do not specify the recognized manuals. The following states do not have any provisions and therefore do not expressly recognize the manual exemption: Alabama, Georgia, Illinois, Kentucky, Louisiana, Montana, South Dakota, Tennessee, Vermont and Wisconsin.

DIVIDENDS UNLIKELY

We do not expect to pay dividends for the foreseeable future because we have no revenues. The payment of dividends will be contingent upon our future revenues and earnings, if any, capital requirements and overall financial condition. The payment of any future dividends will be within the discretion of our board of directors. It is our expectation that after the commencement of new business operations that future management will determine to retain any earnings for use in business operations and accordingly, we do not anticipate declaring any dividends in the foreseeable future.

POSSIBLE ISSUANCE OF ADDITIONAL SECURITIES

Our Articles of Incorporation authorize the issuance of 500,000,000 shares of common stock, par value $0.000001 and 8,000,000 shares of preferred stock, par value $0.000001. As of July 6, 2008, we have 20,534,655 shares of common stock and 5,000,000 shares of Series B preferred stock issued and outstanding, respectively. We may be expected to issue additional shares in connection with our pursuit of new business opportunities and new business operations. To the extent that additional shares of common stock are issued, our shareholders would experience dilution of their respective ownership interests. If we issue shares of common stock in connection with our intent to pursue new business opportunities, a change in control of our Company may be expected to occur. The issuance of additional shares of common stock may adversely affect the market price of our common stock, in the event that an active trading market commences.

COMPLIANCE WITH PENNY STOCK RULES

Our securities will be considered a "penny stock" as defined in the Exchange Act and the rules thereunder, unless the price of our shares of common stock is at least $5.00. We expect that our share price will be less than $5.00. Unless our common stock is otherwise excluded from the definition of "penny stock", the penny stock rules apply. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker- dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its sales person in the transaction, and monthly account statements showing the market value of each penny stock held in the customer's account. In addition, the penny stock rules require that the broker-dealer, not otherwise exempt from such rules, must make a special written determination that the penny stock is suitable for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure rules have the effect of reducing the level of trading activity in the secondary market for a stock that becomes subject to the penny stock rules. So long as the common stock is subject to the penny stock rules, it may become more difficult to sell such securities. Such requirements could limit the level of trading activity for our common stock and could make it more difficult for investors to sell our common stock.

GENERAL ECONOMIC RISKS

Darwin Resources’ current and future business plans are dependent, in large part, on the state of the general economy. Adverse changes in economic conditions may adversely affect our plan of operation.

INABILITY TO BORROW

The Company's limited resources and lack of recent operating history may make it difficult to borrow funds or raise capital. Such inability to borrow funds or raise funds through the issuance of restricted common stock required to effect or facilitate a business combination may have a material adverse effect on the Company's financial condition and future prospects, including the ability to complete a business combination. To the extent that debt financing ultimately proves to be available, any borrowing will subject the Company to various risks traditionally associated with indebtedness, including the risks of interest rate fluctuations and insufficiency of cash flow to pay principal and interest, including debt of an acquired business. The Company currently has no plans to conduct any research and development or to purchase or sell any significant equipment.

GOING CONCERN

Our auditors have issued a going concern opinion. This means that there is substantial doubt that we can continue as an ongoing business for the next twelve months. As such, we may have to cease operations and you could lose your investment.

ITEM 2.    MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

The following presentation of management's discussion and analysis of the Company's financial condition and results of operations should be read in conjunction with the Company's consolidated financial statements, the accompanying notes thereto and other financial information appearing elsewhere in this report. This section and other parts of this report contain forward-looking statements that involve risks and uncertainties. The Company's actual results may differ significantly from the results discussed in the forward-looking statements.

OVERVIEW

Our current activities are related to seeking a new business opportunities. We will use our limited personnel and financial resources in connection with such activities. It may be expected that pursuing a new business opportunity will involve the issuance of restricted shares of common stock. At December 31, 2007, we had no cash or other assets. At December 31, 2007, the Company had current liabilities of $53,648.

We have had no revenues in either the year end December 31, 2007 or year end December 31, 2006. In addition, we had no operating expenses for the year end December 31, 2006. Our operating expenses for the year end December 31, 2007 were $103,538 and were comprised of approximately $ 50,000 in costs incurred to revive the company’s business operations, legal fees of $11,081, and other miscellaneous expenses. Accordingly, we had a net loss of $103,538 and $110 and a net loss per share of $(0.01) and $(0.00) for the years end December 31, 2007 and 2006, respectively.

CONTINUING OPERATIONS, LIQUIDITY AND CAPITAL RESOURCES

During the fiscal year ended December 31, 2007, we received advances totaling $32,591 from entities affiliated with Mark Rentschler.  While we are dependent upon interim funding provided by management to pay professional fees and expenses, we have no written finance agreement with management to provide any continued funding. Moreover, as of December 31, 2007 the Company had a related party payable to entities affiliated with Mark Rentschler of $32,701.  Although we believe management will continue to fund the Company on an as needed basis, we do not have a written agreement requiring such funding. In addition, future management funding, will more than likely be in the form of loans, for which the Company will be liable to pay back.

The Board of Directors of the Company has determined that, subject to stockholder approval, the best course of action for the Company is to complete a business combination with an existing business. The Company has limited liquidity or capital resources. As of the date of the filing of this Registration Statement, the Company has no cash or other assets under its control. In the event that the Company cannot complete a merger or acquisition and cannot obtain capital needs for ongoing expenses, including expenses related to maintaining compliance with the Securities laws and filing requirements of the Securities Exchange Act of 1934, the Company could be forced to cease operations. Darwin Resources currently plans to satisfy its cash requirements for the next 12 months by borrowing from its officer and director or companies affiliated with its officer and director and believes it can satisfy its cash requirements so long as it is able to obtain financing from these affiliated entities. Darwin Resources currently expects that money borrowed will be used during the next 12 months to satisfy the Company's operating costs, professional fees, required periodic filings and for general corporate purposes. The Company may explore alternative financing sources, although it currently has not done so. Darwin Resources will use its limited personnel and financial resources in connection with seeking new business opportunities, including seeking an acquisition or merger with an operating company. It may be expected that entering into a new business opportunity or business combination will involve the issuance of a substantial number of restricted shares of common stock. If such additional restricted shares of common stock are issued, the shareholders will experience a dilution in their ownership interest in the Company. If a substantial number of restricted shares are issued in connection with a business combination, a change in control may be expected to occur.

In connection with the plan to seek new business opportunities and/or effecting a business combination, the Company may determine to seek to raise funds from the sale of restricted stock or debt securities. The Company has no agreements to issue any debt or equity securities and cannot predict whether equity or debt financing will become available at acceptable terms, if at all.

There are no limitations in the Certificate of Incorporation on the Company's ability to borrow funds or raise funds through the issuance of restricted common stock to effect a business combination.

The Company currently has no plans to conduct any research and development or to purchase or sell any significant equipment.

The Company does not expect to hire any employees during the next 12 months.

OFF BALANCE SHEET ARRANGEMENTS

None.

ITEM 3.    DESCRIPTION OF PROPERTY

Darwin Resources shares office space with its officer and director at 2202 N. West Shore Blvd, Suite 200, Tampa, FL 33607. The Company does not have a lease and the Company pays no rent for the leased space. The Company does not own any properties nor does it lease any other properties. The Company does not believe it will need to maintain an office at any time in the foreseeable future in order to carry out its plan of operations as described herein.

ITEM 4.    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of July 15, 2008, the number and percentage of outstanding shares of common stock which, according to the information supplied to the Company, were beneficially owned by (i) each current director of the Company, (ii) each current executive officer of the Company, (iii) all current directors and executive officers of the Company as a group, and (iv) each person who, to the knowledge of the Company, is the beneficial owner of more than 5% of the Company's outstanding common stock. Except as otherwise indicated, the persons named in the table below have sole voting and dispositive power with respect to all shares beneficially owned, subject to community property laws (where applicable).

Owner	Preferred Shares	Percentage(1)

Mark Rentschler(1)	5,000,000	19.58%

Officers and directors as a group (1 person)	5,000,000	19.58%

(1) Based on 20,534,655 shares of common stock and 5,000,000 shares of preferred stock outstanding as of July 15, 2008.

There are no arrangements known to management as of July 15, 2008 which may result in a change in control of Darwin Resources.

ITEM 5.    DIRECTORS AND EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

The following table sets forth the name, age and position held with respect to our present directors and executive officers:

NAME	AGE	POSITION
Mark Rentschler	51	Chief Executive Officer, President, Secretary, Treasurer, Director since July 16, 2007

Our directors are elected to serve until the next annual meeting of shareholders and until their respective successors will have been elected and will have qualified. Officers are not elected for a fixed term of office but hold office until their successors have been elected.

Mr, Rentschler, age 51, has been an officer and director of the Company since July 16, 2007.  Since 2002, Mr. Rentschler has been a consultant assisting corporations with the implementation of internal procurement programs and development of supplier diversity programs.  Developing procurement standards for purchased products and procedures for reviewing, approving and implementing those standards.  Mr. Rentschler attended Lehigh University, Bethlehem PA. where he received a B.S. Fundamental Science (1979) and Stanford University, Stanford CA, where he received a Ph.D. in Geology (1989).

Mr. Rentschler is also an officer and director of the following companies: Andorra Capital Corp., Avenue Exchange Corp., Macau Capital Investments, Inc., Scandia Inc., and Windsor Resources Corp.

ITEM 6.    EXECUTIVE COMPENSATION

No executive compensation was paid during the years ended December 31, 2007 and 2006, respectively. Darwin Resources has no employment agreements in effect as of July 15, 2008.

The Company does not maintain a stock option plan and does not plan on adopting such a plan in the foreseeable future.

COMPENSATION OF DIRECTORS

The Company's sole director is compensated $2,000 per month for services as a director of the Company.  However, all compensation of the director is deferred until such time as the Company completes a transaction with a merger candidate. Board compensation is expensed each month and is included in the related party payable balance in the balance sheets.

ITEM 7.    CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS AND DIRECTOR INDEPENDENCE

During the last three years, to the knowledge of the Company, there was no person who had or has a direct or indirect material interest in any transaction or proposed transaction to which the Company was or is a party. Transactions in this context relate to any transaction which exceeds $120,000 or one percent of the average of the Company's total assets at year end for the last three completed fiscal years.

Darwin does not have any outside directors.

ITEM 8.    DESCRIPTION OF SECURITIES

The Company's authorized capital stock consists of 500,000,000 shares of common stock, $0.000001 par value, and 8,000,000 shares of preferred stock, $0.000001 par value. As of July 15, 2008 there were 20,534,655 shares of common stock issued and outstanding and 5,000,000 shares of Preferred Stock, 3,000,000 of which have been designated as Series A Preferred Stock, $0.000001 par value, and 5,000,000 of which have been designated as Series B Preferred Stock, $0.000001 par value, issued and outstanding.

COMMON STOCK

Each holder of common stock are entitled to 1 vote for each share owned of record on all matters voted upon by shareholders, and a majority vote is required for all actions to be taken by shareholders. In the event of a liquidation, dissolution or winding-up of the Company, the holders of common stock are entitled to share equally and ratably in the assets of the Company, if any, remaining after the payment of all debts and liabilities of the Company. The common stock has no preemptive rights, no cumulative voting rights and no redemption, sinking fund or conversion provisions.

DIVIDENDS

Holders of common stock are entitled to receive dividends if, as and when declared by the Board of Directors out of funds legally available therefore, subject to any dividend restrictions imposed by the Company's creditors. No dividend or other distribution (including redemptions or repurchases of shares of capital stock) may be made if, after giving effect to such distribution, the Company would not be able to pay its debts as they become due in the normal course of business, or the Company's total assets would be less than the minimum of its total liabilities.

PREFERRED STOCK

Series A

Each holder of Series A preferred stock is entitled to 1 vote for each share owned of record on all matters voted upon by shareholders, and a majority vote is required for all actions to be taken by shareholders.  The Board of Directors of the Company is authorized (without any further action by the shareholders) to issue Preferred Stock in one or more series and to fix the voting rights, liquidation preferences, dividend rates, conversion rights, redemption rights and terms, including sinking fund provisions, and certain other rights and preferences. Satisfaction of any dividend preferences of outstanding Preferred Stock would reduce the amount of funds available for the payment of dividends, if any, on the Common Stock. In addition, holders of the Preferred Stock would normally be entitled to receive a preference payment in the event of any liquidation, dissolution or winding up of the Company before any payment is made to holders of Common Stock. In addition, under certain circumstances, the issuance of Preferred Stock may render more difficult or tend to discourage a merger, tender offer or proxy contest, the assumption of control by a holder of a large block of the Company's securities, or the removal of incumbent management. The Board of Directors of the Company, without shareholder approval, may issue Preferred Stock with dividend, liquidation, redemption, voting and conversion rights which could adversely affect the holders of Common Stock.

Series B

Each holder of Series B preferred stock is entitled to 1,000 votes for each share owned of record on all matters voted upon by shareholders, and a majority vote is required for all actions to be taken by shareholders.  Additionally, the preferred stock, as a whole, have been awarded voting rights such that the voting rights of the preferred stockholders will always be equal to at least 51% of the voting rights in the Company's securities, namely common stock and preferred stock.  The Board of Directors of the Company is authorized (without any further action by the shareholders) to issue Preferred Stock in one or more series and to fix the voting rights, liquidation preferences, dividend rates, conversion rights, redemption rights and terms, including sinking fund provisions, and certain other rights and preferences. Satisfaction of any dividend preferences of outstanding Preferred Stock would reduce the amount of funds available for the payment of dividends, if any, on the Common Stock. In addition, holders of the Preferred Stock would normally be entitled to receive a preference payment in the event of any liquidation, dissolution or winding up of the Company before any payment is made to holders of Common Stock. In addition, under certain circumstances, the issuance of Preferred Stock may render more difficult or tend to discourage a merger, tender offer or proxy contest, the assumption of control by a holder of a large block of the Company's securities, or the removal of incumbent management. The Board of Directors of the Company, without shareholder approval, may issue Preferred Stock with dividend, liquidation, redemption, voting and conversion rights which could adversely affect the holders of Common Stock.

At present, Darwin Resources has no intention to issue any new preferred shares nor adopt any additional series, preferences or other classification of its preferred shares.

OPTIONS AND WARRANTS

None

TRANSFER AGENT

The transfer agent for the Company's common stock shares is American Stock Transfer & Trust Company, 59 Maiden Lane, Plaza Level, New York, New York, 10038: Telephone 800-937-5449.

PART II

ITEM 1.    MARKET PRICE OF AND DIVIDENDS ON THE COMPANY'S COMMON EQUITY AND OTHER SHAREHOLDER MATTERS MARKET INFORMATION

The Company's common stock is traded on the "Pink Sheets" under the symbol "DRWN.PK". Such trading of our common stock is limited and sporadic. To the best knowledge of the Company, there has been no active trading activity for approximately the past two years.

The table below sets forth the high and low bid quotations for the Company's Common Stock for each quarter of fiscal 2006 and fiscal 2007. The quotations below reflect inter-dealer prices, without retail mark- up, mark-down or commission and may not represent actual transactions:

	Closing Bids
	HIGH	LOW

Quarter ended December 31, 2007	$0.0120	$0.0030
Quarter ended September 30, 2007	$0.0060	$0.0020
Quarter ended June 30, 2007	$0.0050	$0.0029
Quarter ended March 31, 2007	$0.0050	$0.0050

Quarter ended December 31, 2006	$0.0050	$0.0030
Quarter ended September 30, 2006	$0.0050	$0.0011
Quarter ended June 30, 2006	$0.0011	$0.0010
Quarter ended March 31, 2006	$0.0010	$0.0010

At the time of filing of this Registration Statement, there is no common stock that is subject to outstanding options or warrants to purchase or securities convertible into, common equity of the Company.

It is the position of the Securities and Exchange Commission, in a No Action Letter to OTC Compliance at FINRA, dated January 21, 2000, that Rule 144 is not available for resale transactions involving securities sold by promoters and affiliates of a blank check company, and their transferees, and anyone else who has been issued securities from a blank check company, and that securities issued by a blank check company to promoters and affiliates, and their transferees, can only be resold through registration under the Act. Promoters and affiliates of a blank check company will be considered underwriters under the Securities Act when reselling the securities of a blank check company. At present, the Company is a blank check company with no revenues and has no specific business plan or purpose. The Company's business plan is to seek new business opportunities or to engage in a merger or acquisition with an unidentified company. As a result, the Company is a blank check company.

The ability of individual shareholders to trade their shares in a particular state may be subject to various rules and regulations of that state. A number of states require that an issuer's securities be registered in their state or appropriately exempted from registration before the securities are permitted to trade in that state. Darwin Resources is not and is not proposing to publicly offer any securities at this time. From time-to-time the Company may grant options or warrants, or promise registration rights to certain shareholders. The Company has no control over the number of shares of its common stock that its shareholders sell. The price of the Company's stock may be adversely affected if large amounts are sold in a short period. The Company's shares most likely will be subject to the provisions of Section 15(g) and Rule 15g-9 of the Exchange Act, commonly referred to as the "penny stock" rule. Section 15(g) sets forth certain requirements for transactions in penny stocks and Rule 15g-9(d)(1) incorporates the definition of penny stock as that used in Rule 3a51-1 of the Exchange Act.

The SEC generally defines penny stock to be any equity security that has a market price less than $5.00 per share, subject to certain exceptions. Rule 3a51-1 provides that any equity security is considered to be a penny stock unless that security is: registered and traded on a national securities exchange meeting specified criteria set by the SEC; authorized for quotation on The NASDAQ Stock Market; issued by a registered investment company; excluded from the definition on the basis of price (at least $5.00 per share) or the issuer's net tangible assets; or exempted from the definition by the SEC. Broker-dealers who sell penny stocks to persons other than established customers and accredited investors (generally persons with assets in excess of $1,000,000 or annual income exceeding $200,000, or $300,000 together with their spouse), are subject to additional sales practice requirements.

For transactions covered by these rules, broker-dealers must make a special suitability determination for the purchase of such securities and must have received the purchaser's written consent to the transaction prior to the purchase. Additionally, for any transaction involving a penny stock, unless exempt, the rules require the delivery, prior to the first transaction, of a risk disclosure document relating to the penny stock market. A broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative, and current quotations for the securities. Finally, monthly statements must be sent to clients disclosing recent price information for the penny stocks held in the account and information on the limited market in penny stocks. Consequently, these rules may restrict the ability of broker-dealers to trade and/or maintain a market in our common stock and may affect the ability of shareholders to sell their shares. As of July 15, 2008, there were approximately 163 holders of record of our common stock. This number does not include an indeterminate number of shareholders whose shares are held by brokers in street name.

ITEM 2.    LEGAL PROCEEDINGS

On June 21, 2007, pursuant to its Order Granting the "plaintiff’s motion for acceptance of receiver’s report and release of receiver" (the "Order") and to close the case, Brian Goldenberg as receiver of Darwin Resources pursuant to Florida Statue 607, the Eleventh Judicial Circuit, In and For Miami-Dade County, Florida was released as receiver of the Company.   The purpose of appointing the receiver was to determine if the Company could be reactivated and operated in such a manner so that the Company can be productive, successful.  Pursuant to Section 607.1432 of the Florida Statutes alternative remedies to dissolution and liquidation would be determine as to whether the Company could be saved.

The Company's sole officer and director is not aware of any threatened or pending litigation to which the Company is a party or which any of its property is the subject and which would have any material, adverse effect on the Company.

ITEM 3.    CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS

In its two most recent fiscal years or any later interim period, the Company has had no disagreements with its independent accountants.

ITEM 4.    RECENT SALES OF UNREGISTERED SECURITIES

The following is a list of unregistered securities sold by the Company within the last three years including the date sold, the title of the securities, the amount sold, the identity of the person who purchased the securities, the price or other consideration paid for the securities, and the section of the Securities Act of 1933 under which the sale was exempt from registration as well as the factual basis for claiming such exemption.

On June 28, 2007, in accordance with the Order, the Company sold 5,000,000 shares of its Series B preferred stock to DSC in exchange for $50,000. The Company believes that the issuance and sale of the restricted shares was exempt from registration pursuant to Section 4(2) of the Act as privately negotiated, isolated, non-recurring transactions not involving any public solicitation. An appropriate restrictive legend is affixed to the stock certificates issued in such transactions.

ITEM 5.    INDEMNIFICATION OF DIRECTORS AND OFFICERS

Darwin Resources Inc. is a Delaware corporation. Section 252 of the Delaware General Corporation Law (DGCL) provides that the articles of incorporation of a Delaware corporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, except that any such provision may not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its shareholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) acts specified in Section 7-108-403 (concerning unlawful distributions), or (iv) any transaction from which a director directly or indirectly derived an improper personal benefit. The Company's articles of incorporation contain a provision eliminating the personal liability of directors to Darwin Resources or Darwin Resources shareholders for monetary damages to the fullest extent provided by the DGCL.

Section 242 of the DGCL provides that a Delaware corporation must indemnify a person who was wholly successful, on the merits or otherwise, in defense of any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative and whether formal or informal (a "Proceeding"), in which he or she was a party because the person is or was a director, against reasonable expenses incurred by him or her in connection with the Proceeding, unless such indemnity is limited by the corporation's articles of incorporation. The Company's articles of incorporation do not contain any such limitation.

Section 242 of the DGCL provides that a Delaware corporation may indemnify a person made a party to a Proceeding because the person is or was a director against any obligation incurred with respect to a Proceeding to pay a judgment, settlement, penalty, fine (including an excise tax assessed with respect to an employee benefit plan) or reasonable expenses incurred in the Proceeding if the person conducted himself or herself in good faith and the person reasonably believed, in the case of conduct in an official capacity with the corporation, that the person's conduct was in the corporation's best interests and, in all other cases, his or her conduct was at least not opposed to the corporation's best interests and, with respect to any criminal proceedings, the person had no reasonable cause to believe that his or her conduct was unlawful. The Company's articles of incorporation and bylaws allow for such indemnification. A corporation may not indemnify a director in connection with any Proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation or, in connection with any other Proceeding charging that the director derived an improper personal benefit, whether or not involving actions in an official capacity, in which Proceeding the director was judged liable on the basis that he or she derived an improper personal benefit. Any indemnification permitted in connection with a Proceeding by or in the right of the corporation is limited to reasonable expenses incurred in connection with such Proceeding.

Under 242 of the DGCL, unless otherwise provided in the articles of incorporation, a Delaware corporation may indemnify an officer, employee, fiduciary, or agent of the corporation to the same extent as a director and may indemnify such a person who is not a director to a greater extent, if not inconsistent with public policy and if provided for by its bylaws, general or specific action of its board of directors or shareholders, or contract. The Company's articles of incorporation provide for indemnification of directors, officers, employees, fiduciaries and agents of WVR to the full extent permitted by Delaware law.

PART F/S

The Company's audited financial statements for the fiscal years ended December 31, 2007 and 2006 are attached hereto as F-1 through F-10.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors of Darwin Resources, Inc.

We have audited the accompanying balance sheets of Darwin Resources, Inc. (a development stage company) (the “Company”) as of December 31, 2007 and 2006, and the related statements of operations, changes in stockholders’ deficit and cash flows for the years ended December 31, 2007 and 2006. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based upon our audits.

We conducted our audits in accordance with the standards of the Public Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Darwin Resources, Inc., (a development stage company), as of December 31, 2007 and 2006, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company has no present revenue. The Capitalization of the Company’s business plan is also dependent upon the amount of additional funds the Company is able to raise in the near future and the time and expenses the Company incurs as it searches for a merger candidate. The Company’s capital resources as of December 31, 2007 are not sufficient to sustain operations or complete its planned activities for the upcoming year unless the Company raises additional funds. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans regarding these matters are described in Note 3 to the financial statements. The financial statements do not include any adjustments that might result from the outcome of the uncertainty.

/s/ J. Crane CPA, P.C.
Cambridge, Massachusetts, U.S.A.
July 2, 2008

DARWIN RESOURCES, INC.
(FORMERLY KNOWN AS VITECH AMERICA, INC.)

(A DEVELOPMENT STAGE COMPANY)

BALANCE SHEETS
AS OF DECEMBER 31, 2007 AND DECEMBER 31, 2006

	2007	2006
ASSETS
Current Assets
Cash	$-	$-

Total Assets	$-	$-

	2007	2006
LIABILITIES AND STOCKHOLDERS' DEFICIT
Current Liabilities
Related Party Payable (Note 4)	$32,701	$110
Accrued expenses	20,947
Total Liabilities	53,648	110

Commitments and Contingencies (Note 6)

Stockholders' Deficit (Note 8)
Series A Preferred stock, $0.000001 par value, 3,000,000 shares authorized,
0 shares issued and outstanding at December 31, 2007
0 shares issued as outstanding at December 31, 2006	$-	$-
Series B Preferred stock, $0.000001 par value, 5,000,000 shares authorized,
5,000,000 shares issued and outstanding at December 31, 2007
0 share issued as outstanding at December 31, 2006	$5	$-
Common stock, $0.000001 par value, 500,000,000 shares authorized,
20,534,655 shares issued and outstanding at December 31, 2007
20,534,655 shares issued and outstanding at December 31, 2006	21	21
Additional Paid in Capital	49,864	92,510,934
Deficit Accumulated During the Development Stage - Prior to Quasi-Reorganization	-	(92,511,065)
Deficit Accumulated During the Development Stage *	(103,538)	-
Total Stockholders' Deficit	$(53,648)	$(110)
Total Liabilities and Stockholders' Deficit	$-	$-

* Accumulated since June 21, 2007, deficit eliminated of $92,511,065.

The accompanying notes are an integral part of these financial statements.

DARWIN RESOURCES, INC.
(FORMERLY KNOWN AS VITECH AMERICA, INC.)

(A DEVELOPMENT STAGE COMPANY)

STATEMENTS OF OPERATIONS
	Year Ended December 31,		Cumulative Period From June 21, 2007(inception of the development stage) to
	2007	2006	December 31, 2007
Net Sales	$-	$-	$-
Cost of Sales	-	-	-
Gross Profit	-	-	-

Operating Expenses

Board Compensation	12,600	-	12,600
Consulting	18,900	-	18,900
Investor Relations	6,670	-	6,670
Legal Fees	11,081	110	11,081
Other Operating Expenses	54,287	-	54,287

Total Operating Expenses	103,538	110	103,538

Loss from Continuing Operations	(103,538)	(110)	(103,538)

Net Loss Before Income Taxes	(103,538)	(110)	(103,538)

Provision for Income Taxes	-	-	-

Net Loss	$(103,538)	$(110)	$(103,538)
Loss Per Common Share
Basic	$(0.01)	$0.00
Diluted	$(0.01)	$0.00
Weighted-Average Shares Used to Compute:
Basic Loss Per Common Share	20,534,655	20,534,655
Diluted Loss Per Common Share	20,534,655	20,534,655

The accompanying Notes are an integral part of these financial statements.

DARWIN RESOURCES, INC.
(FORMERLY KNOWN AS VITECH AMERICA, INC.)

(A DEVELOPMENT STAGE COMPANY)

STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)
AS OF DECEMBER 31, 2007

	Preferred Stock, Series B		Common Stock
	Shares	Par $.000001	Shares	Par $.000001	Additional Paid In Capital	Accumulated Other Comprehensive Loss	Deficit Accumulated During the Development Stage	Total

Balance, December 31, 2000	-	-	20,534,626	21	92,496,359	(52,741,811)	31,914,382	71,668,951
Issuance of Common Stock for Cash on March 31, 2001	-	-	29	-	14,575	-	-	14,575
Liquidation of Assets and Liabilities Upon Chapter 7 Bankruptcy on Augsut 17, 2001	-	-	-	-	-	52,741,811	(105,086,825)	(52,345,014)
Net Loss From Operations	-	-	-	-	-	-	(19,338,512)	(19,338,512)
Balance, December 31, 2001	-	-	20,534,655	21	92,510,934	-	(92,510,955)	-
Net loss	-	-	-	-	-	-	-	-
Balance, December 31, 2002	-	-	20,534,655	21	92,510,934	-	(92,510,955)	-
Net loss	-	-	-	-	-	-	-	-
Balance, December 31, 2003	-	-	20,534,655	21	92,510,934	-	(92,510,955)	-
Net loss	-	-	-	-	-	-	-	-
Balance, December 31, 2004	-	-	20,534,655	21	92,510,934	-	(92,510,955)	-
Net loss	-	-	--	--	-	-	-	-
Balance, December 31, 2005	-	-	20,534,655	21	92,510,934	-	(92,510,955)	-
Net loss	-	-	--	--	-	-	(110)	(110)
Balance, December 31, 2006	-	-	20,534,655	21	92,510,934	-	(92,511,065)	(110)
Quasi-Reorganization, Deficit Eliminated to Additional Paid in Capital - June 21, 2007	-	-	-	-	(92,511,065)	-	92,511,065	-
Issuance of Preferred Stock for Cash - June 28, 2007	5,000,000	5	-	-	49,995	-	-	50,000
Net loss							(103,538)	(103,538)

Balance, December 31, 2007	5,000,000	5	20,534,655	21	49,864	-	(103,648)	(53,648)

The accompanying notes are an integral part of these financial statements.

DARWIN RESOURCES, INC.
(FORMERLY KNOWN AS VITECH AMERICA, INC.)

(A DEVELOPMENT STAGE COMPANY)

STATEMENTS OF CASH FLOWS

	Year Ended December 31, 2007	Year Ended December 31, 2006	Cumulative Period From June 21, 2007 (inception of the development stage) to December 31, 2007

CASH FLOWS FROM OPERATING ACTIVITIES:
Net Loss	$(103,538)	$(110)	$(103,538)
Adjustments to reconcile net loss to net cash used in operating activities:
Changes in assets and liabilities
Accrued expenses	20,947	-	20,947
NET CASH USED IN OPERATING ACTIVITIES	(82,591)	(110)	(82,591)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from related party payable	32,591	110	32,591
Proceeds from sale of stock	50,000	-	50,000
NET CASH PROVIDED BY FINANCING ACTIVITIES	82,591	-	82,591

EFFECT OF EXCHANGE RATE CHANGES ON CASH	-	-	-

DECREASE IN CASH	-	-	-

CASH - BEGINNING OF PERIOD	$-	$-	$-
CASH - END OF PERIOD	$-	$-	$-

Supplemental disclosure:

Cash paid for interest	$-	$-	$-
Cash paid for income taxes	$-	$-	$-

NONCASH INVESTING AND FINANCING ACTIVITIES
Other	$-	$-	$-

The accompanying notes are an integral part of these financial statements.

DARWIN RESOURCES, INC.
(FORMERLY KNOWN AS VITECH AMERICA, INC.)

(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS

NOTE 1 – NATURE OF OPERATIONS

Darwin Resources, Inc. (the "Company") was originally incorporated on June 24, 1993 in the State of Florida as Vitech America, Inc.  On September 28, 2007, the Company re-incorporated in the State of Delaware, with the Delaware Corporation being the surviving entity.

The Company was originally engaged as a manufacturer and distributor of computer equipment and related markets in Brazil.  The Company evolved into a vertically integrated manufacturer and integrator of complete computer systems and business network systems selling directly to end-users.  A diversified customer base widely distributed throughout Brazil was developed.  In September of 1996, the company had over 8,000 customers and established a clearly defined channel for marketing additional hardware products, such as updated peripheral products, new computers, new network products as well as services, such as internet access services.  The company marketed its products throughout Brazil under the tradenames EasyNet, MultiShow, and Vitech Vision.

On August 17, 2001, the Company filed a voluntary Chapter 7 petition under the U.S. Bankruptcy Code in the U.S. Bankruptcy Court for the Southern District of Florida (case no. 01-18857). As a result of the filing, all of the Company's properties were transferred to a United States Trustee and the Company terminated all of its business operations. The Bankruptcy Trustee has disposed of all of the assets. On March 14, 2007 the Chapter 7 bankruptcy was closed by the U.S. Bankruptcy Court Southern District of Florida.

Since August 2001, the Company has not engaged in any business operations, and has not filed the reports required by the Securities and Exchange Commission. In addition, on or about October 4, 2002, the Florida Secretary of State revoked the Company's corporate charter. Accordingly, the Company had abandoned its business.

On June 21, 2007, pursuant to its Order Granting the "plaintiff’s motion for acceptance of receiver’s report and release of receiver" (the "Order") and to close the case, Brian Goldenberg as receiver of Darwin Resources pursuant to Florida Statue 607, the Eleventh Judicial Circuit, In and For Miami-Dade County, Florida was released as receiver of the Company.   The purpose of appointing the receiver was to determine if the company could be reactivated and operated in such a manner so that the Company can be productive, successful.  Pursuant to Section 607.1432 of the Florida Statutes alternative remedies to dissolution and liquidation would be determine as to whether the Company could be saved. The actions of the receivership include:

- To settle the affairs, collect the outstanding debts, sell and convey the property, real and personal

- To demand, sue for, collect, receive and take into his or their possession all the goods and chattels, rights and credits, moneys and effects, lands and tenements, books, papers, choses in action, bills, notes and property, of every description of the corporation

- To institute suits at law or in equity for the recovery of any estate, property, damages or demands existing in favor of the corporation

- Provided that the authority of the receivership is to continue the business of the corporation and not to liquidate its affairs or distribute its assets

- To exercise the rights and authority of a Board of Directors and Officers in accordance with state law, the articles and bylaws

In accordance with the Order, Mr. Goldenberg appointed Mark Rentschler as sole interim Director and President. In September 2007, the Company changed its name to Darwin Resources, Inc. The Company raised operating capital through the sale of equity securities, which the Company used to recruit and organize management, and to finance the initial costs associated with corporate strategic planning and development.

CHANGE OF CONTROL

On May 15, 2007,Mark Rentschler  contributed an estimated $50,000 as paid in capital to the Company. The Company is to use these funds to pay the costs and expenses necessary to revive the registrant's business operations. Such expenses include, without limitation, fees to reinstate the Company's corporate charter with the state of Florida; payment of all past due franchise taxes; settling all past due accounts with the registrant's transfer agent; accounting and legal fees; and costs associated with bringing the registrant current with its filings with the Securities and Exchange Commission, etc.

On June 28, 2007, in accordance with the order and in lieu of repayment of Mark Rentschler’s capital contribution, the Company issued DSC 5,000,000 shares of its newly created Series B Preferred Stock, which represented approximately 19.58% of the total ownership of the Company as of June 6, 2008 in accordance with the order. The preferred stock carried voting rights which effectively made DCS the holder of approximately 99% of the voting rights in the Company's outstanding common and preferred stock.  The voting rights also provided that in no event will the preferred stock voting rights consist of less than 51% of the total voting rights in the Company's outstanding common and preferred stock.

On September 28, 2007, Darwin Resources Inc. was incorporated in Delaware for the purpose of merging with Vitech America, Inc., a Florida Corporation, so as to effect a re-domicile to Delaware.  The Delaware Corporation is authorized to issue 500,000,000 shares of $0.000001 par value common stock and 8,000,000 shares of $0.000001 par value preferred stock. On September 28, 2007, both Vitech America, the Florida corporation and Darwin Resources, the Delaware corporation, signed and filed Articles of Merger, with the respective states, pursuant to which the Delaware corporation, Darwin Resources, was the surviving entity.  The shareholders of record of Vitech America, Inc. received 1 share of new common stock for every 1 share of Vitech America common stock and 1 share for every 1 share of preferred stock they owned.

On September 28, 2007, the Company changed its name to Darwin Resources Inc. The name was not meant to be indicative of the Company's business plan or purpose. As more fully described herein under the heading "Current Business Plan", Darwin Resources’s current business plan is to seek, investigate and, if such investigation warrants, acquire an interest in business opportunities presented to it by persons or firms who or which desire to seek the perceived advantages of an Exchange Act registered corporation.

On January 31, 2008, the Company's trading symbol was changed to "DRWN.PK."

BASIS OF PRESENTATION

On June 21, 2007 , the a majority of the stockholders of record of the Company approved a plan of quasi-reorganization which called for restatement of accounts to eliminate the accumulated deficit and related capital accounts on the Company's balance sheet.  The quasi-reorganization was effective June 21, 2007. Since June 21, 2007, the Company has been in the development stage, and has not commenced principal operations.

Darwin Resources, Inc is a development stage company as described by Statements of the Financial Accounting Standards Board No. 7 (“SFAS 7.”) SFAS states that a business is considered to be in the development stage if it is devoting substantially all of its efforts to establishing a new business and either of the following conditions exists:

1.     Planned principal operations have not commenced.
2.     Planned operations have commenced, but there has been no significant revenue therefrom.

The Company’s management believes the Company is a development stage entity as it is in the process of attempting to acquire assets, namely that of a potential albeit currently unidentified merger candidate, and is also exploring various forms of financing and capital structures in order to facilitate a possible merger with a merger candidate. The Company has considered SFAS 7, paragraph 11, footnote 7, and has determined that the Company qualifies as a dormant entity which has been reactivated to undertake development stage operations, and as such, has determined June 21, 2007 to be the inception date of the development stage.

The Company anticipates that after an exhaustive search, the Company’s management will have identified and entered into a letter of intent to merge with another company by the end of 2008, if not sooner. As of December 31, 2007, the company had a total deficit of $103,538 from operations in pursuit of this objective.

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the settlement of liabilities and commitments in the normal course of business. The Company has a deficit accumulated during the development stage of $103,538 as of December 31, 2007.

The Company is exploring sources to obtain equity or debt financing. The Company intends to participate in one or more as yet unidentified business ventures, which management may select after reviewing the business opportunities for its profit or growth potential.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

General Statement

The SEC has issued Financial Reporting Release No. 60, “Cautionary Advice Regarding Disclosure About Critical Accounting Policies,” (“FRR 60”), suggesting that companies provide additional disclosure and commentary on their most critical accounting policies. In FRR 60, the SEC defined the most critical accounting policies as the ones that are most important to the portrayal of a company's financial condition and operating results, and require management to make its most difficult and subjective judgments, often as a result of the need to make estimates of matters that are inherently uncertain. The methods, estimates and judgments the Company uses in applying these most critical accounting policies have a significant impact on the results the Company reports in its financial statements. The Company believes that the critical accounting policies and procedures listed below, among others, affect its more significant judgments and estimates used in the preparation of the Company's consolidated financial statements.

Cash and Cash Equivalents

For purposes of reporting cash flows, the Company considers all highly liquid debt instruments purchased with maturity of three months or less to be cash equivalents .

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, as well as the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Estimates and assumptions are periodically reviewed and the effects of revisions are reflected in the consolidated financial statements in the period in which they are determined to be necessary.

Fair Value of Financial Instruments

Statement of Financial Accounting Standards No. 107, "Disclosures About Fair Value of Financial Instruments," requires disclosure of the fair value of certain financial instruments. The carrying value of cash and cash equivalents, accounts receivable, accounts payable and short-term borrowings, as reflected in the balance sheets, approximate fair value because of the short-term maturity of these instruments.

Concentrations of Credit Risk

Financial instruments and related items, which potentially subject the Company to concentrations of credit risk, consist primarily of cash, cash equivalents and related party receivables. The Company places its cash and temporary cash investments with credit quality institutions. At times, such investments may be in excess of the FDIC insurance limit. The Company periodically reviews its trade receivables in determining its allowance for doubtful accounts.

Income Taxes

The Company follows Statement of Financial Standards (SFAS) No. 109, “Accounting for Income Taxes” (SFAS No. 109) and FASB Interpretation No. 48, ”Accounting for Uncertainty in Income Taxes — an interpretation of FASB Statement No. 109” (“FIN No. 48”). Under SFAS No. 109, which establishes financial accounting assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. It establishes financial accounting assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Such amounts were not material during the years ended December 31, 2007 and 2006, respectively.

FIN No. 48 clarifies the accounting for uncertainty in income taxes recognized in an entity’s financial statements in accordance with SFAS No. 109 and prescribes a recognition threshold and measurement attributes for financial statement disclosure of tax positions taken or expected to be taken on a tax return. Under FIN No. 48, the impact of an uncertain income tax position(s) on the income tax return must be recognized at the largest amount that is more-likely-than-not to be sustained upon audit by the relevant taxing authority. An uncertain income tax position will not be recognized if it has less than a 50% likelihood of being sustained. Additionally, FIN No. 48 provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure and transition. Such amounts required to be recorded under Fin 48 were not material during the years ended December 31, 2007 and 2006, respectively.

Revenue Recognition

Revenues are recognized in the period that services are provided. For revenue from product sales, the Company recognizes revenue in accordance with Staff Accounting Bulletin No. 104, Revenue Recognition ("SAB104"), which supersedes Staff Accounting Bulletin No. 101, Revenue Recognition in Financial Statements ("SAB101"). SAB 101 requires that four basic criteria must be met before revenue can be recognized: (1) persuasive evidence of an arrangement exists; (2) delivery has occurred; (3) the selling price is fixed and determinable; and (4) collectability is reasonably assured. Determination of criteria (3) and (4) are based on management's judgments regarding the fixed nature of the selling prices of the products delivered and the collectability of those amounts. Provisions for discounts and rebates to customers, estimated returns and allowances, and other adjustments are provided for in the same period that the related sales are recorded. The Company defers any revenue for which the product has not been delivered or is subject to refund until such time that the Company and the customer jointly determine that the product has been delivered or no refund will be required. Payments received in advance are deferred until the trusses are built and shipped to customers.

SAB 104 incorporates Emerging Issues Task Force 00-21 ("EITF 00-21"), Multiple-Deliverable Revenue Arrangements. EITF 00-21 addresses accounting for arrangements that may involve the delivery or performance of multiple products, services and/or rights to use assets. The effect of implementing EITF 00-21 on the Company's consolidated financial position and results of operations was not significant.

Related Party Transactions

Related party transactions are fully disclosed within Darwin Resources, Inc.’s financial statements for the years ended December 31, 2007 and 2006, respectively.

Net Loss per Common Share

The Company utilizes SFAS No. 128, “Earnings per Share” to calculate earnings/loss per share. Basic earnings/loss per share is computed by dividing the earnings/loss available to common stockholders (as the numerator) by the weighted-average number of common shares outstanding (as the denominator). Diluted earnings/loss per share is computed similar to basic earnings/loss per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if all potential common stock (including common stock equivalents) had all been issued, and if such additional common shares were dilutive. Under SFAS No. 128, if the additional common shares are dilutive, they are not added to the denominator in the calculation. Where there is a loss, the inclusion of additional common shares is anti-dilutive (since the increased number of shares reduces the per share loss available to common stock holders).

Stock-Based Compensation

In December 2004, FASB issued Statement No. 123(R), Share-Based Payment, which establishes accounting standards for transactions in which an entity receives employee services in exchange for (a) equity instruments of the entity or (b) liabilities that are based on the fair value of the entity’s equity instruments or that may be settled by the issuance of equity instruments. Effective July 1, 2000, the Company adopted SFAS 123(R), which requires the Company to recognize the grant-date fair value of stock options and equity based compensation issued to employees in the statement of operations. The statement also requires that such transactions be accounted for by using the fair-value-based method, thereby eliminating use of the intrinsic method of accounting in APB No. 25, Accounting for Stock Issued to Employees, which was permitted under Statement No. 123, as originally issued.

Stock based compensation for the years ended December 31, 2007 and 2006 was $0 and $0, respectively.

Foreign currency translation

The reporting currency of the Company is the US dollar. The Company’s principal operating subsidiary established in Brazil utilizes the local currency, the "real," as the functional currency. Results of operations and cash flows are translated at average exchange rates during the period, and assets and liabilities are translated at the unified exchange rate as quoted by the Wall Street Journal at the end of the period. Translation adjustments resulting from this process are included in accumulated other comprehensive income in stockholders’ equity on the balance sheets. Transaction gains and losses that arise from exchange rate fluctuations on transactions denominated in a currency other than the functional currency are included in the results of operations as incurred.

Reclassifications

Certain reclassifications have been made to the 2006 financial statements to conform to classifications used in the 2007 financial statements.

Recently Issued Accounting Pronouncements

In June 2006, the FASB issued FASB Interpretation No. 48, Accounting for Uncertainty in Income Taxes-an interpretation of FASB Statement No. 109  ("FIN 48”), which clarifies the accounting for uncertainty in income tax positions. This Interpretation requires that the Company recognize in the financial statements the impact of a tax position that is more likely than not to be sustained upon examination based on the technical merits of the position. The provisions of FIN 48 were implemented in fiscal year 2007 and did not impact the financial statements.

In September 2006, the FASB issued SFAS No. 157, “Fair Value Measurements” (“SFAS No. 157”). SFAS No. 157 establishes a framework for measuring fair value and expands disclosures about fair value measurements. The changes to current practice resulting from the application of this statement relate to the definition of fair value, the methods used to measure fair value, and the expanded disclosures about fair value measurements. We adopted the provisions of SFAS No. 157 at the date of our inception. The adoption of SFAS No. 157 did not have a material impact on our financial position, results of operations or cash flows, however, this pronouncement may have an effect in the future.

In September 2006, the Securities and Exchange Commission (“SEC”) released Staff Accounting Bulletin No. 108, Considering the Effects of Prior Misstatements in Current Year Financial Statements (”SAB 108”). SAB 108 provides guidance on how the effects of the carry over or reversal of prior year financial statement misstatements should be considered in quantifying a current year misstatement. Prior practice allowed the evaluation of materiality on the basis of (i) the error quantified as the amount by which the current year income statement was misstated (rollover method) or (ii) the cumulative error quantified as the cumulative amount by which the current year balance sheet was misstated (iron curtain method). Reliance on either method in prior years could have resulted in misstatement of the financial statements. The guidance provided in SAB 108 requires both methods to be used in evaluating materiality. Immaterial prior year errors may be corrected with the filing of prior year financial statements after adoption. The cumulative effect of the correction would be reflected in the opening balance sheet with appropriate disclosure of the cause of the error and that error had been deemed to be immaterial in the past. The adoption of this pronouncement did not have any material effects on our financial position, results of operation, or cash flows.

In February 2007, the FASB issued SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities — Including an Amendment of FASB Statement No. 115, “(SFAS No. 159”), which is effective for fiscal years beginning after November 15, 2007. SFAS No. 159 permits an entity to choose to measure many financial instruments and certain other items at fair value at specified election dates. Subsequent unrealized gains and losses on items for which the fair value option has been elected will be reported in earnings The adoption of this pronouncement did not have any material effects on our financial position, results of operation, or cash flows, however, this pronouncement may have an effect in the future.

In June 2007, the EITF reached a consensus on EITF Issue No. 06-11, “Accounting for Income Tax Benefits on Dividends on Share-Based Payment Awards” (“EITF 06-11”). EITF 06-11 addresses share-based payment arrangements with dividend protection features that entitle employees to receive (a) dividends on equity-classified non-vested shares, (b) dividend equivalents on equity-classified non-vested share units, or (c) payments equal to the dividends paid on the underlying shares while an equity-classified share option is outstanding, when those dividends or dividend equivalents are charged to retained earnings under SFAS 123R and result in an income tax deduction for the employer. A realized income tax benefit from dividends or dividend equivalents that are charged to retained earnings are paid to employees for equity-classified non-vested shares, non-vested equity share units, and outstanding equity share options should be recognized as an increase in additional paid in capital. The amount recognized in additional paid-in capital for the realized income tax benefit from dividends on those awards should be included in the pool of excess tax benefits available to absorb potential future tax deficiencies on share-based payments. We do not expect the adoption of this pronouncement to have a material impact on our financial position or results of operations.

NOTE 3 - GOING CONCERN

The Company’s financial statements have been prepared on a going concern basis, which contemplates continuity of operations, realization of assets and liquidation of liabilities in the normal course of business. The Company had cumulative losses of $103,538 as of December 31, 2007. The Company continues to incur expenses as a result of being a public company and also during its search for a merger candidate. The ability of the Company to operate as a going concern depends upon its ability to obtain outside sources of working capital and/or generate positive cash flow from operations. Management is aware of these requirements and is undertaking specific measures to address these liquidity concerns. Specifically, the Company has refocused its efforts on suitable merger candidates. The Company believes its outlook is promising and in particular that internal cashflows will improve and sources of external financing will continue to be available upon demand. Notwithstanding the foregoing, there can be no assurance that the Company will be successful in obtaining such financing, that it will have sufficient funds to execute its business plan or that it will generate positive operating results. The financial statements do not include any adjustments relating to the recoverability and classification of asset carrying amounts or the amount and classification of liabilities that might result should the Company be unable to continue as a going concern.

NOTE 4 - RELATED PARTY PAYABLE

The table below details transactions for the related party payable to entities affiliated with the Company's President during the years ended December 31, 2007 and 2006 respectively:

Beginning balance payable, as of December 31, 2005	$-
Expenses paid on behalf of the Company	110
Ending balance payable, as of December 31, 2006	$110

Beginning balance payable, as of December 31, 2006	$110
Accrued board compensation	12,600
Interest accrued on outstanding balance	623
Expenses paid on behalf of the Company	19,368
Ending balance payable, as of December 31, 2007	$32,701

Payment terms are undefined and the related party payable bears interest at 5% per annual.

NOTE 5 - INCOME TAXES

The FASB has issued Statement of Financial Accounting Standards No. 109 (“SFAS 109”), “Accounting for Income Taxes”, which requires the asset and liability method of accounting for income taxes. Under the asset and liability method, deferred income taxes are recognized for the tax consequences of “temporary differences” by applying enacted statutory tax rates applicable to future years to differences between the financial statement carrying amounts and the tax basis of existing assets and liabilities.

The Company's net deferred tax asset as of December 31, 2007 and December 31, 2006 consisted of the following:

	December 31, 2007	December 31, 2006
Net operating loss carry forward	$42,400	$-
Valuation allowance	(42,400)	-
Net deferred tax asset	$-	$-

The components of current income tax expense for the years ended December 31, 2007 and 2006, respectively, consisted of the following:

	December 31, 2007	December 31, 2006
Current federal tax expense	$-	$-
Current state tax expense	-	-
Change in NOL benefits	42,400	-
Change in valuation allowance	(42,400)	-
Income tax expense	$-	$-

The following is a reconciliation of the provision for income taxes at the United States federal income tax rate to the income taxes reflected in the Statement of Operations:

	December 31, 2007	December 31, 2006
Tax expense (credit) at statutory rate-federal	(35%)	(35%)
State tax expense net of federal tax	(6%)	(6%)
Changes in valuation allowance	41%	41%
Tax expense at actual rate	0%	0%

NOTE 6 - COMMITMENTS & CONTINGENCIES

As of the date of this report, the Company was not aware of any threatened or pending legal proceedings against it.

NOTE 7 - LOSS PER SHARE

The Company utilizes SFAS No. 128, "Earnings per Share" to calculate gain/loss per share. Basic earnings/loss per share is computed by dividing the earnings/loss available to common stockholders (as the numerator) by the weighted-average number of common shares outstanding (as the denominator). Diluted earnings/loss per share is computed similar to basic earning/loss per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if all potential common stock (including common stock equivalents) had all been issued, and if such additional common shares were dilutive.

Basic Earning Per Share Computation	2007	2006

Net (Loss) Income	$(103,538)	$(110)

(Loss) Income available to common stockholders	$(103,538)	$(110)

Basic (Loss) Income per common share	$(0.01)	$(0.00)
Weighted-average shares used to compute:	22
Basic (Loss) Income per share	20,534,655	20,534,655

Diluted Earning Per Share Computation	2007	2006

Net (Loss) Income	$(103,538)	$(110))

(Loss) Income available to common stockholders	$(103,538)	$(110))

Diluted (Loss) Income per common share	$(0.01)	$(0.00)
Weighted-average shares used to compute:
Diluted (Loss) Income per share	20,534,655	20,534,655

Under SFAS No. 128, where there is a loss, the inclusion of additional common shares is anti-dilutive (since the increased number of shares reduces the per share loss available to common stock holders), and if the additional common shares are anti-dilutive, they are not added to the denominator in the calculation.

 NOTE 8 – STOCKHOLDERS DEFICIT

As of December 31, 2007, the Company had 500,000,000 shares of common stock, par value $0.000001, and 8,000,000 shares of preferred stock, $0.000001 par value, authorized to be issued.

On September 28, 2007, the Company re-incorporated in the State of Delaware with the Delaware Corporation being the surviving entity.  Upon the re-incorporation and through the date of this report, the rights and preferences of the Company’s common stock and preferred stock are identified below:

Common stock:

1.	Authorized shares are 500,000,000
2.	Voting rights are equal to one vote per share of stock
3.	Par value of $0.000001

Series A Preferred Stock:

1.	Authorized shares are 3,000,000
2.	Voting rights are equal to one vote per share of stock
3.	Par value of $0.000001

Series B Preferred Stock:

1.	Authorized shares are 5,000,000
2.	Voting rights are equal to the larger of 1,000 votes per share of stock or 51% of the total voting rights of the Company’s stockholders when considering all classes of stock.
3.	Par value of $0.000001
4.	The right to the majority of the seats on the Company’s board of directors

On June 28, 2007, the company’s sole officer and director, Mark Rentschler, purchased 5,000,000 shares of the company’s Series B Preferred Stock, issued to DSC, by court order dated June 21, 2007 in lieu of repayment of approximately $50,000 in debts Mark Rentschler had incurred during the process of managing the affairs of the company during 2007 and 2006, respectively.

DARWIN RESOURCES, INC.
(A DEVELOPMENT STAGE COMPANY)

BALANCE SHEETS
AS OF JUNE 30, 2008 AND DECEMBER 31, 2007

	2008	2007
ASSETS
Current Assets
Cash	$-	$-

Total Assets	$-	$-

	2008	2007
LIABILITIES AND STOCKHOLDERS' DEFICIT
Current Liabilities
Related Party Payable (Note 4)	$48,451	$32,701
Accrued Expenses	40,897	20,947
Total Liabilities	$89,348	$53,648

Commitments and Contingencies (Note 6)

Stockholder Deficit (Note 8)
Series A Preferred stock, $0.000001 par value, 3,000,000 shares authorized,
0 shares issued and outstanding at June 30, 2008
0 shares issued as outstanding at December 31, 2007	$-	$-
Series B Preferred stock, $0.000001 par value, 5,000,000 shares authorized,
5,000,000 shares issued and outstanding at June 30, 2008 and December 31, 2007	$5	$5
Common stock, $0.000001 par value, 500,000,000 shares authorized,
20,534,655 shares issued and outstanding at June 30, 2008 and December 31, 2007	21	21
Additional paid in capital	49,864	49,864
Deficit accumulated during the development stage *	(139,238)	(103,538)
Total Stockholder’s Deficit		$(89,348)	$(53,648)
Total Liabilities and Stockholders' Deficit	$		$-

* Accumulated since June 21, 2007, deficit eliminated of $92,511,065.

The accompanying notes are an integral part of these financial statements.

DARWIN RESOURCES, INC.
(A DEVELOPMENT STAGE COMPANY)

STATEMENTS OF OPERATIONS

	Three Months Ended June 30,		Six Months Ended June 30,		Cumulative Period From June 21, 2007 (inception of the development stage) to
	2008	2007	2008	2007	June 30, 2008
Net Sales	$-	$-	$-	$-	$-
Cost of Sales	-	-	-	-	-
Gross Profit	-	-	-	-	-

Operating Expenses

Board Compensation	6,000	600	12,000	600	24,600
Consulting	9,000	900	18,000	900	36,900
Investor Relations	-	-	-	-	6,670
Legal Fees	2,100	2,557	2,100	2,557	13,181
Other Operating Expenses	1,543	51,101	3,600	51,101	57,887

Total Operating Expenses	18,643	55,158	35,700	55,158	139,238

Loss from Continuing Operations	(18,643)	(55,158)	(35,700)	(55,158)	(139,238)

Net Loss Before Income Taxes	(18,643)	(55,158)	(35,700)	(55,158)	(139,238)

Provision for Income Taxes	-	-	-	-	-

Net Loss	$(18,643)	$(55,158)	$(35,700)	$(55,158)	$(139,238)
Loss Per Common Share
Basic	$0.00	$0.00	$0.00	$0.00
Diluted	$0.00	$0.00	$0.00	$0.00
Weighted-Average Shares Used to Compute:
Basic Loss Per Common Share	20,534,655	20,534,655	20,534,655	20,534,655
Diluted Loss Per Common Share	20,534,655	20,534,655	20,534,655	20,534,655

The accompanying Notes are an integral part of these financial statements.

DARWIN RESOURCES, INC.
(A DEVELOPMENT STAGE COMPANY)

STATEMENTS OF CASH FLOWS

	Six Months Ended June 30, 2008	Six Months Ended June 30, 2007	Cumulative Period From June 21, 2007 (inception of the development stage) to June 30, 2008

CASH FLOWS FROM OPERATING ACTIVITIES:
Net Loss	$(35,700)	$-	$(139,238)
Adjustments to reconcile net loss to net cash used in operating activities:
Changes in assets and liabilities

Accrued expenses	19,950	-	40,897-
NET CASH USED IN OPERATING ACTIVITIES	(15,750)	-	(98,341)

CASH FLOWS FROM FINANCING ACTIVITIES			19,782
Proceeds from sale of stock	-	-	50,000
Proceeds from related party payable	15,750	-	48,341
NET CASH PROVIDED BY FINANCING ACTIVITIES	15,750	-	98,341

EFFECT OF EXCHANGE RATE CHANGES ON CASH	-	-	-

DECREASE IN CASH	-	-	-

CASH - BEGINNING OF PERIOD	$-	$-	$-
CASH - END OF PERIOD	$-	$-	$-

Supplemental disclosure:

Cash paid for interest	$-	$-	$-
Cash paid for income taxes	$-	$-	$-

NONCASH INVESTING AND FINANCING ACTIVITIES
Other	$-	$-	$-

The accompanying notes are an integral part of these financial statements.

DARWIN RESOURCES, INC.
(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS

NOTE 1 – NATURE OF OPERATIONS

Darwin Resources, Inc. (the "Company") was originally incorporated on June 24, 1993 in the State of Florida as Vitech America, Inc.  On September 28, 2007, the Company re-incorporated in the State of Delaware, with the Delaware Corporation being the surviving entity.

NOTE 2 - BASIS OF PRESENTATION

On June 21, 2007, the a majority of the stockholders of record of the Company approved a plan of quasi-reorganization which called for restatement of accounts to eliminate the accumulated deficit and related capital accounts on the Company's balance sheet..  The quasi-reorganization was effective June 21, 2007.  Since June 21, 2007, the Company has been in the development stage, and has not commenced principal operations.

Darwin Resources, Inc is a development stage company as described by Statements of the Financial Accounting Standards Board No. 7 (“SFAS 7.”) SFAS states that a business is considered to be in the development stage if it is devoting substantially all of its efforts to establishing a new business and either of the following conditions exists:

1.     Planned principal operations have not commenced.
2.     Planned operations have commenced, but there has been no significant revenue therefrom.

The Company’s management believes the Company is a development stage entity as it is in the process of attempting to acquire assets, namely that of a potential albeit currently unidentified merger candidate, and is also exploring various forms of financing and capital structures in order to facilitate a possible merger with a merger candidate. The Company has considered SFAS 7, paragraph 11, footnote 7, and has determined that the Company qualifies as a dormant entity which has been reactivated to undertake development stage operations, and as such, has determined June 21, 2007 to be the inception date of the development stage.

The Company anticipates that after an exhaustive search, the Company’s management will have identified and entered into a letter of intent to merge with another company by the end of 2008, if not sooner. As of June 30, 2008, the company had a total deficit of $139,238 from operations in pursuit of this objective.

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the settlement of liabilities and commitments in the normal course of business. The Company has a deficit accumulated during the development stage of $139,238 as of June 30, 2008.

The Company is exploring sources to obtain equity or debt financing. The Company intends to participate in one or more as yet unidentified business ventures, which management may select after reviewing the business opportunities for its profit or growth potential.

These condensed interim consolidated financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America (“US GAAP”).

The interim results of operations are not necessarily indicative of the results to be expected for the fiscal year ending December 31, 2008. The Company’s financial statements contained herein are unaudited and, in the opinion of management, contain all adjustments (consisting only of normal recurring accruals) necessary for a fair presentation of financial position, results of operations and cash flows for the period presented. The Company’s accounting policies and certain other disclosures are set forth in the notes to the consolidated financial statements contained in the Company’s Form 10 for the years ended December 31, 2007 and 2006, respectively, enclosed herewith. These financial statements should be read in conjunction with the Company’s audited consolidated financial statements and notes thereto. The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

NOTE 3 - GOING CONCERN

The Company’s financial statements have been prepared on a going concern basis, which contemplates continuity of operations, realization of assets and liquidation of liabilities in the normal course of business. The Company had cumulative losses of $139,238 as of June 30, 2008. The Company continues to incur expenses as a result of being a public company and also during its search for a merger candidate. The ability of the Company to operate as a going concern depends upon its ability to obtain outside sources of working capital and/or generate positive cash flow from operations. Management is aware of these requirements and is undertaking specific measures to address these liquidity concerns. Specifically, the Company has refocused its efforts on suitable merger candidates. The Company believes its outlook is promising and in particular that internal cashflows will improve and sources of external financing will continue to be available upon demand. Notwithstanding the foregoing, there can be no assurance that the Company will be successful in obtaining such financing, that it will have sufficient funds to execute its business plan or that it will generate positive operating results. The financial statements do not include any adjustments relating to the recoverability and classification of asset carrying amounts or the amount and classification of liabilities that might result should the Company be unable to continue as a going concern.

NOTE 4 - RELATED PARTY PAYABLE

The table below details transactions for the related party payable to entities affiliated with the Company's President during the six months ended June 30, 2008:

Beginning balance payable, as of December 31, 2007	$32,701
Accrued board compensation	12,000
Interest accrued on outstanding balance	1,096
Expenses paid on behalf of the Company	2,654
Ending balance payable, as of June 30, 2008	$48,451

Payment terms are undefined and the related party payable is non-interest bearing.

NOTE 5 - INCOME TAXES

The FASB has issued Statement of Financial Accounting Standards No. 109 (“SFAS 109”), “Accounting for Income Taxes”, which requires the asset and liability method of accounting for income taxes. Under the asset and liability method, deferred income taxes are recognized for the tax consequences of “temporary differences” by applying enacted statutory tax rates applicable to future years to differences between the financial statement carrying amounts and the tax basis of existing assets and liabilities.

The Company's net deferred tax asset as of June 30, 2008 and December 31, 2007 consisted of the following:

	June 30, 2008	December 31, 2007
Net operating loss carry forward	$14,600	$42,400
Valuation allowance	(14,600)	(42,400)
Net deferred tax asset	$-	$-

The components of current income tax expense for the six months ended June 30, 2008 and 2007, respectively, consisted of the following:

	June 30, 2008	June 30, 2007
Current federal tax expense	$-	$-
Current state tax expense	-	-
Change in NOL benefits	14,600	-
Change in valuation allowance	(14,600)	-
Income tax expense	$-	$-

The following is a reconciliation of the provision for income taxes at the United States federal income tax rate to the income taxes reflected in the Statement of Operations:

	June 30, 2008	June 30, 2007
Tax expense (credit) at statutory rate-federal	(35%)	(35%)
State tax expense net of federal tax	(6%)	(6%)
Changes in valuation allowance	41%	41%
Tax expense at actual rate	0%	0%

NOTE 6 - COMMITMENTS & CONTINGENCIES

As of the date of this report, the Company was not aware of any threatened or pending legal proceedings against it.

NOTE 7 - LOSS PER SHARE

The Company utilizes SFAS No. 128, "Earnings per Share" to calculate gain/loss per share. Basic earnings/loss per share is computed by dividing the earnings/loss available to common stockholders (as the numerator) by the weighted-average number of common shares outstanding (as the denominator). Diluted earnings/loss per share is computed similar to basic earning/loss per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if all potential common stock (including common stock equivalents) had all been issued, and if such additional common shares were dilutive.

Basic Earning Per Share Computation	2008	2007

Net (Loss) Income	$(35,700)	$-

(Loss) Income available to common stockholders	$(35,700)	$-

Basic (Loss) Income per common share	$(0.00)	$(0.00)
Weighted-average shares used to compute:
Basic (Loss) Income per share	20,534,655	20,534,655

Diluted Earning Per Share Computation	2008	2007

Net (Loss) Income	$(35,700)	$-

(Loss) Income available to common stockholders	$(35,700)	$-

Diluted (Loss) Income per common share	$(0.00)	$(0.00)
Weighted-average shares used to compute:	2
Diluted (Loss) Income per share	20,534,655	20,534,655

Under SFAS No. 128, where there is a loss, the inclusion of additional common shares is anti-dilutive (since the increased number of shares reduces the per share loss available to common stock holders), and if the additional common shares are anti-dilutive, they are not added to the denominator in the calculation.

 NOTE 8 – STOCKHOLDERS DEFICIT

As of December 31, 2007, the Company had 500,000,000 shares of common stock, par value $0.000001, and 8,000,000 shares of preferred stock, $0.000001 par value, authorized to be issued.

On September 28, 2007, the Company re-incorporated in the State of Delaware with the Delaware Corporation being the surviving entity.  Upon the re-incorporation and through the date of this report, the rights and preferences of the Company’s common stock and preferred stock are identified below:

Common stock:

4.	Authorized shares are 500,000,000
5.	Voting rights are equal to one vote per share of stock
6.	Par value of $0.000001

Series A Preferred Stock:

4.	Authorized shares are 3,000,000
5.	Voting rights are equal to one vote per share of stock
6.	Par value of $0.000001

Series B Preferred Stock:

5.	Authorized shares are 5,000,000
6.	Voting rights are equal to the larger of 1,000 votes per share of stock or 51% of the total voting rights of the Company’s stockholders when considering all classes of stock.
7.	Par value of $0.000001
8.	The right to the majority of the seats on the Company’s board of directors

On June 28, 2007, the company’s sole officer and director, Mark Rentschler, purchased 5,000,000 shares of the company’s series B Preferred Stock by court order dated June 21, 2007 in lieu of repayment of approximately $50,000 in debts Mark Rentschler had incurred during the process of managing the affairs of the company during 2007 and 2006, respectively.

PART III

EXHIBIT NO.	IDENTIFICATION OF EXHIBIT
3.1	Articles of Incorporation
3.2	Articles of Conversion
3.3	Articles of Merger
3.4	Bylaws
23.1	Consent of Auditor

SIGNATURES

In accordance with Section 13 or 15(d) of the Exchange Act, the Company has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

DARWIN RESOURCES, INC.

By:	/s/ Mark Rentschler
Mark Rentschler
President, Chief Executive Officer, Interim Chief Financial Officer and Principal Accounting Officer
Date: August 14, 2008

In accordance with the Exchange Act, this report has been signed below by the following persons on behalf of the Company and in the capacities and on the dates indicated.

By:	/s/ Mark Rentschler
Mark Rentschler
President, Chief Executive Officer, Interim Chief Financial Officer and Principal Accounting Officer
Date: August 14, 2008